KODAK

July 15, 2014

Re:  Amendment to Employment Agreement

Dear John:

This letter is to confirm that your first date of employment with Eastman Kodak Company was June 16, 2014.  The clarification of the date is necessary, in order to amend your employment agreement, which identified May 27, 2014 as your first date of employment.  All other terms of your employment agreement dated May 16, 2014 remain in full force and effect.

Please indicate your acceptance of the amendment to your employment agreement by signing the acknowledgement below and returning this letter to me.

Thank you.

EASTMAN KODAK COMPANY

By:  /s/ Jeffrey J. Clarke
Name  Jeffrey J. Clarke
Title  Chief Executive Officer

EXECUTIVE

/s/ John N. McMullen
John N. McMullen